Exhibit 3.1


                           CERTIFICATE OF FORMATION

                                      OF

                            REGIONS ACCEPTANCE LLC

          This Certificate of Formation of Regions Acceptance LLC (the "LLC"), dated as of October 3, 2002, is being duly executed and filed by Alan Deer, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. 18-101, et seq.).

          FIRST. The name of the limited liability company formed hereby is Regions Acceptance LLC.

          SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                                          /s/ Alan Deer
                                                         -------------------
                                                         Name: Alan Deer
                                                         Authorized Person